Calculation of Filing Fee Tables
S-4
Criteo Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share	Other	48,997,559	$ 21.935	$ 1,074,761,456.66	0.0001381	$ 148,424.56
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,074,761,456.66		$ 148,424.56
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 148,424.56
Offering Note
[1]	1a. The securities to be registered are shares of common stock, par value $0.01 per share ("Common Stock"), of Criteo Holdings, Inc. ("U.S. Criteo") issuable to shareholders of Criteo S.A. ("Lux Criteo") upon the merger (the "Merger") of Lux Criteo with and into U.S. Criteo based on the number of ordinary shares, with a nominal value of EUR 0.025 per share ("Ordinary Shares"), of Lux Criteo estimated to be issued and outstanding immediately prior to the Merger. Pursuant to the Merger, each issued and outstanding Ordinary Share will automatically be cancelled, and U.S. Criteo will issue the holder thereof in exchange therefor shares of Common Stock on a one-to-one basis. 1b. Estimated in accordance with Rule 457(c) and Rule 457(f)(1) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Ordinary Shares on the Nasdaq Global Select Market on July 29, 2026 (such date being within 5 business days prior to the date of filing this registration statement).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date